UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 12, 2012 (June 11, 2012)
Commission file number: 1-2207
THE WENDY’S COMPANY
(Exact name of registrant as specified in its charter)

Delaware	38-0471180
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Dave Thomas Blvd., Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)
(614) 764-3100
(Registrant’s telephone number, including area code)
 Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On June 11, 2012, Wendy's International, Inc. (“WII”), an indirect wholly-owned subsidiary of The Wendy's Company, completed the purchase of 30 Wendy's restaurants in the Austin, Texas area from Pisces Foods, L.P., Near Holdings, L.P., David Near and Jason Near (collectively, the “Sellers”), pursuant to the terms of an Asset Purchase Agreement by and among WII and the Sellers dated as of June 5, 2012 (the “Agreement”). The purchase price was $19.8 million in cash, subject to customary adjustments as stated in the Agreement. WII also agreed to lease the real estate, buildings and improvements related to 23 of the acquired restaurants from the Sellers and to assume the leasehold interests in the real estate, buildings and improvements related to 7 of the acquired restaurants.

The foregoing summary is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired.

The required financial statements related to the acquisition described in Item 2.01 above are not included in this Current Report on Form 8-K. Those financial statements will be provided in an amendment to this Current Report on Form 8-K to be filed by the registrant not later than August 24, 2012.

(b) Pro forma financial information.

The required pro forma financial information relative to the acquisition described in Item 2.01 above is not included in this Current Report on Form 8-K. The pro forma financial information will be provided in an amendment to this Current Report on Form 8-K to be filed by the registrant not later than August 24, 2012.

(d) Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement by and among Wendy's International, Inc., Pisces Foods, L.P., Near Holdings, L.P., David Near and Jason Near dated as of June 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WENDY’S COMPANY (Registrant)
Date: June 12, 2012	By: /s/ Dana Klein
Dana Klein
Senior Vice President - Corporate and
Securities Counsel, and Assistant Secretary

Exhibit Index

EXHIBIT NO.	DESCRIPTION
2.1	Asset Purchase Agreement by and among Wendy's International, Inc., Pisces Foods, L.P., Near Holdings, L.P., David Near and Jason Near dated as of June 5, 2012.

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